UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2009

Purple Communications, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-29359	22-3693371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

773 San Marin Drive, Suite 2210, Novato, CA 94945

(Address of principal executive offices)

(415) 408-2300

(Registrant’s telephone number, including area code)

GoAmerica, Inc.

433 Hackensack Avenue, Hackensack, NJ 07601

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the approval of the board of directors (the “Board”) of GoAmerica, Inc., a Delaware corporation (the “Company”), and the written consent of at least a majority of the outstanding shares of common stock of the Company, and Series A Preferred Stock of the Company, voting together on an as-converted basis, the Company filed a Certificate of Amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to change the name of the Company from “GoAmerica, Inc.” to “Purple Communications, Inc.” The Certificate of Amendment became effective on February 11, 2009. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein in its entirety by reference.

Item 8.01.	Other Events

In connection with the corporate name change and pursuant to the approval of the Board, the Company has changed its ticker symbol from “GOAM” to “PRPL” on the Nasdaq Capital Market, effective on February 12, 2009. A copy of the press release announcing the change in corporate name and ticker symbol is attached hereto as Exhibit 99.1. Stockholders do not need to exchange stock certificates in connection with the corporate name change and ticker symbol change.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of GoAmerica, Inc.

99.1	Press Release issued by GoAmerica, Inc., dated as of February 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURPLE COMMUNICATIONS, INC.

Date: February 17, 2009	By:	/s/ Michael J. Pendergast
Michael J. Pendergast
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of GoAmerica, Inc.

99.1	Press Release issued by GoAmerica, Inc., dated as of February 12, 2009